Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2012 Earnings

SAN JOSE, Calif., July 30, 2012—DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the second quarter ended June 30, 2012.

Second Quarter Results:

Revenues for the second quarter of 2012 were $44,191,000, a decrease of 24% from revenues of $58,517,000 for the second quarter of 2011. Net loss for the second quarter of 2012 was $2,224,000, as compared to net loss of $2,041,000 for the second quarter of 2011. Earnings per share (EPS) for the second quarter of 2012 were a loss of $0.10 per share, as compared to a loss of $0.09 per share for the second quarter of 2011.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the second quarter of 2012 were $520,000 and $0.02 per share, respectively, as compared to non-GAAP net income of $2,030,000 and non-GAAP diluted EPS of $0.08 per share for the second quarter of 2011. Non-GAAP net income and diluted EPS for the second quarter of 2012 excluded the impact of amortization of acquired intangible assets of $593,000 associated with the acquisition of NXP’s CIPT business and BoneTone, equity-based compensation expenses of $1,458,000 and restructuring expenses of $693,000. Non-GAAP net income and diluted EPS for the second quarter of 2011 excluded the impact of amortization of acquired intangible assets of $2,198,000 associated with the acquisition of NXP’s CIPT business and equity-based compensation expenses of $1,873,000.

Ofer Elyakim, CEO of DSP Group, stated: “Our second quarter results were better than previously expected, driven by higher gross margins and lower operating expenses. We ended the quarter with a negligible non-GAAP operating loss and generated approximately $2.2 million in cash flow from operations. Despite current market weakness, we remain on track to meet our objective of generating positive operating cash flows this year.”

Mr. Elyakim also stated, “During the second quarter, we continued our stock repurchasing activities and repurchased approximately 563,000 shares for approximately $3.5 million an average price of $6.2 per share.”

Presentation on Non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2012 to the same period in 2011 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about DSP Group anticipating generating positive operating cash flows for 2012. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including continued uncertainty in consumer demand for traditional cordless telephony products in DSP Group’s major end markets; unexpected delays in the commercial launch or mass production of new products incorporating DSP Group’s technology; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; DSP Group’s ability to lower operating expenses; slower than expected change in the nature of residential communications domain; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve design wins or broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2011 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, DECT ULE, Wi-Fi, PSTN, BoneTone™ intelligent voice enhancement and noise elimination, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse consumer and business products – from connected multimedia screens, mobile devices, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. ET today to discuss the financial results for the second quarter of 2012 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://www.media-server.com/m/p/s9ot4dy5

If you cannot join the call, please listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # +1-347-366-9565 (passcode: 2151854#)

—International Dial-In # +44-207-111-1244 (passcode: 2151854#)

For more information, please contact Orly Garini-Dil at +1-408-240-6822 or orly.garini@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$44,191	$58,517	$87,695	$107,293
Cost of revenues	27,680	36,767	55,206	68,315
Gross profit	16,511	21,750	32,489	38,978
Operating expenses:
Research and development	11,421	14,210	23,397	28,400
Sales and marketing	3,761	4,159	7,795	8,178
General and administrative	2,803	3,600	5,831	6,670
Amortization of intangible assets	593	2,198	1,186	4,394
Restructuring expenses (income)	693	—	693	(590)
Total operating expenses	19,271	24,167	38,902	47,052
Operating loss	(2,760)	(2,417)	(6,413)	(8,074)
Financial income, net	587	411	1,067	880
Loss before taxes on income	(2,173)	(2,006)	(5,346)	(7,194)
Taxes on income (income tax benefit)	51	35	140	(589)
Net loss	($2,224)	($2,041)	($5,486)	($6,605)

Net loss per share:
Basic and Diluted	($0.10)	($0.09)	($0.25)	($0.28)
Weighted average number of shares of common stock used in the computation of:
Basic and Diluted	21,751	23,381	22,151	23,410

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	($2,224)	($2,041)	($5,486)	($6,605)
Equity-based compensation expense included in cost of product revenues and other	95	102	205	234
Equity-based compensation expense included in research and development	686	724	1,457	1,606
Equity-based compensation expense included in sales and marketing	217	257	468	563
Equity-based compensation expense included in general and administrative	460	790	814	1,309
Amortization of intangible assets	593	2,198	1,186	4,394
Restructuring expenses (income)	693	—	693	(590)
Non-GAAP net income (loss)	$520	$2,030	$(663)	$911

GAAP weighted-average number of common stock used in computation of basic and diluted loss per share (in thousands)	21,751	23,381	22,151	23,410
Weighted–average number of shares related to outstanding options and SARs	143	930	—	465
Weighted-average number of common stock used in computation of non-GAAP diluted net income (loss) per share	21,894	24,311	22,151	23,875
GAAP diluted net loss per share	($0.10)	($0.09)	($0.25)	($0.28)
Equity-based compensation expense	0.06	0.08	0.13	0.16
Amortization of intangible assets	0.03	0.09	0.06	0.18
Restructuring expenses (income)	0.03	—	0.03	(0.02)
Non-GAAP diluted net income (loss) per share	$0.02	$0.08	$(0.03)	$0.04

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$22,046	$18,109
Restricted deposits	121	128
Marketable securities and short term deposits	18,832	30,626
Trade receivables, net	25,562	25,643
Inventories	16,842	16,434
Other accounts receivable and prepaid expenses	3,439	5,343
Deferred income taxes	135	89

Total current assets	86,977	96,372
Property and equipment, net	4,637	5,803
Long term marketable securities and deposits	70,793	69,046
Severance pay fund	10,191	9,974
Intangible assets, net	13,205	14,395
Long term prepaid expenses and lease deposits	344	466

	94,533	93,881
Total assets	$186,147	$196,056

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$17,359	$17,989
Other current liabilities	16,811	18,373

Total current liabilities	34,170	36,362
Accrued severance pay	10,475	10,278
Accrued pensions	811	792

Total long term liabilities	11,286	11,070
Stockholders’ equity:
Common stock	22	23
Additional paid-in capital	344,297	341,352
Accumulated other comprehensive income	(646)	(1,756)
Less – Cost of treasury stock	(127,338)	(122,236)
Accumulated deficit	(75,644)	(68,759)

Total stockholders’ equity	140,691	148,624

Total liabilities and stockholders’ equity	$186,147	$196,056